UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 17, 2010

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 273-0123

(Former name or former address, if changed since last report.):	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01   Regulation FD Disclosure.

On June 17, 2010, Joseph M. Zubretsky, Executive Vice President and Chief Financial Officer of Aetna Inc. (“Aetna” or the “Company”), will provide a presentation at the Goldman Sachs 31st Annual Global Healthcare Conference.  Mr. Zubretsky also will meet with investors and analysts on June 17, 2010.  During this presentation and these meetings, Aetna intends to disclose that (a) the Company projects that its second quarter 2010 operating earnings per share (1) will be greater than the current analysts’ consensus estimate of $0.68 per share, driven by better than projected underwriting margin, largely attributable to favorable development of first quarter 2010 health care cost estimates; and (b) the Company will update its full-year 2010 guidance metrics on its second quarter 2010 earnings conference call.

Aetna’s presentation is scheduled to begin at 1:00 p.m. Eastern time (10:00 a.m. Pacific time).  Investors, analysts and the general public are invited to listen to this presentation over the Internet via Aetna’s Investor Information link at www.aetna.com/investor.  A webcast replay will be available on that web site, beginning approximately two hours after the event, for 14 days.

(1)  Projected operating earnings per share exclude any future net realized capital gains or losses and other items, if any, from net income.  Aetna is not able to project the amount of future net realized capital gains or losses and therefore cannot reconcile projected operating earnings to projected net income in any period.

CAUTIONARY STATEMENT; ADDITIONAL INFORMATION -- -- Certain information in this current report is forward-looking, including Aetna’s projections as to second quarter 2010 operating earnings per-share.  Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties and other factors, many of which are beyond Aetna's control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, particularly the implementation of health care reform legislation. Health care reform will significantly impact our business operations and financial results, including our medical benefit ratios. Components of the legislation will be phased in over the next eight years, and we will be required to dedicate material resources and incur material expenses during that time to implement health care reform. Many significant parts of the legislation require further guidance and clarification in the form of regulations. As a result, many of the impacts of health care reform will not be known until those regulations are enacted, which we expect to occur over the next several years. Other important risk factors include unanticipated increases in medical costs (including increased intensity or medical utilization as a result of the H1N1 flu, increased COBRA participation rates or otherwise; changes in membership mix to higher cost or lower-premium products or membership-adverse selection; changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends; increases resulting from unfavorable changes in contracting or re-contracting with providers, and increased pharmacy costs); adverse and less predictable economic conditions in the U.S. and abroad (including unanticipated levels of or rate of increase in the unemployment rate); adverse changes in federal or state government policies or regulations as a result of health care reform or otherwise (including legislative measures that would affect our business model, limit our ability to price for the risk we assume and/or reflect reasonable costs or profits in our pricing, such as mandated minimum medical benefit ratios, eliminate or reduce ERISA pre-emption of state laws (increasing our potential litigation exposure) or mandate coverage of certain health benefits); our ability to differentiate our products and solutions from those offered by our competitors, and demonstrate that our products lead to access to better quality of care by our members; failure to achieve desired rate increases and/or profitable membership growth due to the slowing economy, regulatory restrictions and/or significant competition, especially in key geographic markets where membership is concentrated; adverse changes in size, product mix or medical cost experience of membership; adverse pricing or funding actions by federal or state government payors; our ability to integrate, simplify, and enhance our existing information technology systems and platforms to keep pace with changing customer and regulatory needs; the ability to successfully integrate our businesses (including acquired businesses) and implement multiple strategic and operational initiatives simultaneously; managing CEO succession and retention of key executive talent; the ability to reduce administrative expenses while maintaining targeted levels of service and operating performance; the outcome of various litigation and regulatory matters, including the CMS review and sanctions, litigation concerning, and ongoing reviews by various regulatory authorities of, certain of our payment practices with respect to out-of-network providers; reputational issues arising from data security breaches or other means; the ability to improve relations with providers while taking actions to reduce medical costs and/or expand the services we offer; increases in medical costs or Group Insurance claims resulting from any epidemics, acts of terrorism or other extreme events; and a downgrade in our financial ratings.

This list of important risk factors is not intended to be exhaustive.  Aetna's 2009 Annual Report on Form 10-K, including the “Forward Looking Information/Risk Factors” section; Aetna's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 ("Aetna's First Quarter 10-Q"), including the “Forward Looking Information/Risk Factors” section; and other documents filed by Aetna with the Securities and Exchange Commission include both expanded discussion of these factors and additional risk factors and uncertainties that could preclude Aetna from realizing the forward-looking statements and/or may materially affect Aetna.  You also should read Aetna's First Quarter 10-Q for a discussion of Aetna's historical results of operations and financial condition.

The information in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any Aetna filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: June 17, 2010	By:	/s/ Rajan Parmeswar
Name: Rajan Parmeswar
Title: Vice President, Controller and Chief Accounting Officer